UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2016

GTx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50549 (Commission File Number)	62-1715807 (I.R.S. Employer Identification No.)

175 Toyota Plaza 7th Floor Memphis, Tennessee (Address of principal executive offices)	38103 (Zip Code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 21, 2016, GTx, Inc. (the “Company”) received a letter from the staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that the Company is eligible for an additional 180 calendar day period, or until December 19, 2016, to regain compliance with the minimum $1.00 bid price per share requirement for continued listing on The NASDAQ Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In the letter, the Staff noted that the Company’s common stock had not regained compliance with the Bid Price Rule during an initial 180-day compliance period that ended on June 20, 2016 and that the Company had submitted written notice of its intention to cure the Bid Price Rule deficiency by effecting a reverse stock split prior to December 19, 2016, if necessary.  To regain compliance with the Bid Price Rule, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days at any time during this additional 180-day compliance period. If the Company regains compliance with the Bid Price Rule, Nasdaq will provide the Company with written confirmation of compliance and will close the matter.

If the Company does not regain compliance with the Bid Price Rule by December 19, 2016, the Staff will provide written notification to the Company that its common stock will be delisted. At that time, the Company may appeal the Staff’s delisting determination to a Hearings Panel (the “Panel”). There can be no assurance that, if the Company does appeal any delisting determination by the Staff to the Panel, such appeal would be successful.

The Company intends to continue to monitor the bid price of its common stock and will consider options available to it to potentially achieve compliance.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with the Bid Price Rule during the additional 180-day compliance period or in the future, or otherwise meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from a potential delisting or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Date: June 22, 2016	By:	/s/ Henry P. Doggrell
		Name:	Henry P. Doggrell
		Title:	Vice President, Chief Legal Officer and Secretary